Exhibit 99.1

Signature Page

ACCELERATIO TOPCO S.C.A. By: Acceleratio GP S.á r.l., its general partner By: /s/ Kristian Jensen Name: Kristian Jensen Title: Manager	07/23/2025

ACCELERATIO GP S.Á R.L. By: /s/ Thomas Probst Name: Thomas Probst Title: Manager	07/23/2025

KKR ACCELERATIO AGGREGATOR L.P. By: KKR Acceleratio Aggregator GP Limited, its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	07/23/2025

KKR ACCELERATIO AGGREGATOR GP LIMITED By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	07/23/2025

KKR EUROPEAN FUND IV L.P. By: KKR Associates Europe IV L.P., its general partner By: KKR Europe IV Limited, its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	07/23/2025

KKR ASSOCIATES EUROPE IV L.P. By: KKR Europe IV Limited, its general partner By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	07/23/2025

KKR EUROPE IV LIMITED By: /s/ Christopher Lee Name: Christopher Lee Title: Assistant Secretary	07/23/2025